                         NOTICE OF GUARANTEED DELIVERY
                   (Not to Be Used for Signature Guarantees)

                                      for

                       Tender of Shares of Common Stock
                       (together with associated rights)

                                      of

                            Litton Industries, Inc

                                      for

  any of the following, at the election of tendering holders of Common Stock

            $80.00 net per share, in cash, not subject to proration

                                      or

$80.25 in market value (as described below) of shares of NNG, Inc. Common Stock, subject to proration

                                      or

        0.80 shares of NNG, Inc. Series B Convertible Preferred Stock, subject to proration

                                      to

                                  NNG, Inc.,
                         a wholly owned subsidiary of
                         Northrop Grumman Corporation

  This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $1.00 per share, of Litton Industries, Inc. (together with the associated rights to purchase preferred stock of Litton Industries, Inc. pursuant to the Rights Agreement dated as of August 17, 1994, as amended December 21, 2000 and January 23, 2001, between Litton Industries, Inc. and the Bank of New York, the "Litton common stock" and the certificates representing such Litton common stock, the "Common Share Certificates") are not immediately available or time will not permit the Common Share Certificates and all required documents to reach the Depositary (as defined in the Offer to Purchase or Exchange) on or prior to the expiration date of the Offer or if the procedures for delivery by book-entry transfer, as set forth in the Offer to Purchase or Exchange, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See "Procedures for Tendering" in the Offer to Purchase or Exchange.

                       The Depositary for the Offer is:
                            EQUISERVE TRUST COMPANY

           By Mail:                       By Hand:                By Overnight Delivery:
   EQUISERVE TRUST COMPANY        EQUISERVE TRUST COMPANY        EQUISERVE TRUST COMPANY
       P.O. Box 842010          c/o Securities Transfer and        40 Campanelli Drive
 Boston, Massachusetts 02284-     Reporting Services Inc.     Braintree, Massachusetts 02184
             2010               100 William Street--Galleria
                                  New York, New York 10038


         By Facsimile Transmission:                     Confirm Receipt of Facsimile
        (Eligible Institutions Only)                         by Telephone Only:
               (781) 575-4826                                  (781) 575-4816
                     or
               (781) 575-4827

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

  THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

 Ladies and Gentlemen:

   The undersigned hereby tenders to NNG, Inc., a Delaware corporation ("NNG"), and a wholly owned subsidiary of Northrop Grumman Corporation, a Delaware corporation, in accordance with the terms and subject to the conditions set forth in NNG's Offer to Purchase or Exchange, dated February 1, 2001 (the "Offer to Purchase or Exchange"), and in the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Offer to Purchase or Exchange, as each may be amended or supplemented from time to time, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Litton common stock indicated below pursuant to the procedures for guaranteed delivery set forth in "Procedures for Tendering" in the Offer to Purchase or Exchange.

 Certificate Nos. (If Available): ___________________________________________

 Number of Shares of Litton common stock: ___________________________________

 (Check if Litton common stock will be tendered by book-entry transfer) [_]

 Account Number: ____________________________________________________________

 Dated: _______________________________________________________________, 2001

 Name(s) of Record Holder(s): _______________________________________________
                             (Please type or print)

 Address(es): _______________________________________________________________

 Zip Code: __________________________________________________________________

 Area Code and Tel. No(s): __________________________________________________

 Signature(s): ______________________________________________________________

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP), or any other "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (the "Exchange Act"), (a) represents that the above named person(s) "own(s)" the shares of Litton common stock tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act, (b) represents that such tender of Litton common stock complies with Rule 14e-4 under the Exchange Act, and (c) guarantees to deliver to the Depositary either the Common Share Certificates evidencing all tendered Litton common stock, in proper form for transfer, or a "book-entry confirmation" (as defined in the Offer to Purchase or Exchange) with respect to such Litton common stock, in either case, together with the letter of transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an "agent's message" (as defined in the Offer to Purchase or Exchange) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof. The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the letter of transmittal and Common Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.


 Name of Firm: _____________________________________________________________

 Authorized Signature: _____________________________________________________

 Name: _____________________________________________________________________
                             (Please Print or Type)

 Title: ____________________________________________________________________

 Address: __________________________________________________________________

 Zip Code: _________________________________________________________________

 Area Code and Telephone Number: ___________________________________________

 Dated:       , 2001

 NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES
       SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                         NOTICE OF GUARANTEED DELIVERY
                   (Not To Be Used For Signature Guarantees)

                                      for

          Tender of Shares of Series B $2 Cumulative Preferred Stock

                                      of

                            Litton Industries, Inc.

                                      at

                         $35.00 net per share in cash,

                           not subject to proration

     Pursuant to the Offer to Purchase or Exchange Dated February 1, 2001

                                      to

                                  NNG, Inc.,
                         a wholly owned subsidiary of
                         Northrop Grumman Corporation

  This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Series B $2 Cumulative Preferred Stock, par value $5.00 per share, of Litton Industries, Inc. (the "Litton preferred stock" and the certificates representing such Litton preferred stock, the "Preferred Share Certificates") are not immediately available or time will not permit the Preferred Share Certificates and all required documents to reach the Depositary (as defined in the Offer to Purchase or Exchange) on or prior to the expiration date of the Offer or if the procedures for delivery by book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See "Procedures for Tendering" in the Offer to Purchase or Exchange.

                       The Depositary for the Offer is:

                            EQUISERVE TRUST COMPANY

           By Mail:                       By Hand:                By Overnight Delivery:
   EQUISERVE TRUST COMPANY        EQUISERVE TRUST COMPANY        EQUISERVE TRUST COMPANY
       P.O. Box 842010          c/o Securities Transfer and        40 Campanelli Drive
 Boston, Massachusetts 02284-     Reporting Services Inc.     Braintree, Massachusetts 02184
             2010               100 William Street--Galleria
                                  New York, New York 10038


         By Facsimile Transmission:                     Confirm Receipt of Facsimile
        (Eligible Institutions Only)                         by Telephone Only:
               (781) 575-4826                                  (781) 575-4816
                     or
               (781) 575-4827


  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

  THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

 Ladies and Gentlemen:

   The undersigned hereby tenders to NNG, Inc., a Delaware corporation ("NNG"), and a wholly owned subsidiary of Northrop Grumman Corporation, a Delaware corporation, in accordance with the terms and subject to the conditions set forth in NNG's Offer to Purchase or Exchange, dated February 1, 2001 (the "Offer to Purchase"), and in the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Offer to Purchase or Exchange, as each may be amended or supplemented from time to time, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Litton preferred stock indicated below pursuant to the procedures for guaranteed delivery set forth in "Procedures for Tendering" in the Offer to Purchase or Exchange.

 Certificate Nos. (If Available): ___________________________________________

 Number of Shares of Litton preferred stock: ________________________________

 (Check if Litton preferred stock will be tendered by book-entry transfer)
  [_]

 Account Number: ____________________________________________________________

 Dated: ______________________________________________________________ , 2001

 Name(s) of Record Holder(s): _______________________________________________
                             (Please type or print)

 Address(es): _______________________________________________________________

 Zip Code: __________________________________________________________________

 Area Code and Tel. No(s): __________________________________________________

 Signature(s): ______________________________________________________________

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP), or any other "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (the "Exchange Act"), (a) represents that the above named person(s) "own(s)" the shares of Litton preferred stock tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act, (b) represents that such tender of Litton preferred stock complies with Rule 14e-4 under the Exchange Act, and (c) guarantees to deliver to the Depositary either the Preferred Share Certificates evidencing all tendered Litton preferred stock, in proper form for transfer, or a "book-entry confirmation" (as defined in the Offer to Purchase or Exchange) with respect to such Litton preferred stock, in either case, together with the letter of transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an "agent's message" (as defined in the Offer to Purchase or Exchange) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof. The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the letter of transmittal and Preferred Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.

 Name of Firm: _____________________________________________________________

 Authorized Signature: _____________________________________________________

 Name: _____________________________________________________________________
                             (Please Print or Type)
 Title: ____________________________________________________________________

 Address: __________________________________________________________________

 Zip Code: _________________________________________________________________

 Area Code and Telephone No.: ______________________________________________


 Dated: ____________, 2001

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
       SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.


                                       3